UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 4, 2008

Aceto Corporation

 (Exact name of registrant as specified in its charter)

New York

(State or Other Jurisdiction of Incorporation)

000-04217	11-1720520
(Commission File Number)	(IRS Employer Identification Number)

One Hollow Lane, Lake Success, New York 11042

(Address of Principal Executive Offices)

(516) 627-6000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c) Appointment of Certain Officers

Effective January 1, 2009, Aceto Corporation, a New York  corporation (“Aceto”), appointed Vincent Miata, age 55,  President of Aceto and Frank DeBenedittis, age 54,  Executive Vice President and Director of Global Pharmaceutical Strategy of Aceto.

Mr. Miata has been Senior Vice President of Aceto since 2001. Mr. Miata joined Aceto in 1979 as a marketing representative and held various positions with Aceto including Product Manager, Group Vice President and Vice President. Mr. Miata  received a Bachelor’s of Sciences Degree in Chemistry from Lehman College and a Masters in Business Administration from Long Island University.

Frank DeBenedittis has been Senior Vice President of Aceto since 2001. Mr. DeBenedittis joined Aceto in 1979 as a marketing representative and held various positions with Aceto including Assistant Product Manager, Product Manager, Assistant Vice President, Group Vice President and Vice President. Mr. DeBenedittis received his Bachelor of Arts Degree in Chemistry from Stony Brook University.

There are no family relationships between Mr. Miata and Mr. DeBenedittis and any other executive officers or directors of Aceto. There have been no transactions since the beginning of Aceto’s last fiscal year, or any currently proposed transaction, or series of similar transactions, to which Aceto was or is to be a party, in which the amount involved exceeds $120,000 and in which Mr. Miata or Mr. DeBenedittis had or will have a direct or indirect material interest.

There was no arrangement or understanding between Mr. Miata or Mr. DeBenedittis and any other person pursuant to which either was selected as an officer.

The press release announcing these appointments is furnished as an exhibit to this report.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.  Description

99.1	Press Release dated December 9, 2008

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACETO CORPORATION

Dated: December 10, 2008	By:	/s/ Leonard S. Schwartz
Chief Executive Officer

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